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                          CERTIFICATE OF INCORPORATION
                                       OF
                             PUSH ENTERTAINMENT INC.

1.       The name of the corporation is: PUSH ENTERTAINMENT INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of capital stock which the Corporation shall have authority to issue is Thirty-five Million (35,000,000), divided into Thirty Million (30,000,000) shares of common stock of the par value of $.001 and Five Million (5,000,000) shares of preferred stock of the par value of $.001 per share.

                  As to the preferred stock of the Corporation, the power to issue any shares of preferred stock of any class or any series of any class and designations, voting powers, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, shall be determined by the Board of Directors.

                  Cumulative voting as provided for in Section 214 of Title 8 of the Delaware Code shall not apply to this Corporation.

         Preemptive rights as provided for the Section 102(b)(3) of Title 8 of the Delaware Code shall not be granted and are hereby expressly denied.

5.       The name and mailing address of the Incorporator is:

                  NAME              MAILING ADDRESS

                  Danny D. Lowe     600, 520 - 5th Avenue SW
                                    Calgary, Alberta, Canada
                                    T2P 3R7


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6.       The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is:

                  NAME                       MAILING ADDRESS

                  Danny D. Lowe              600, 520 - 5th Avenue SW
                                             Calgary, Alberta, Canada
                                             T2P 3R7

                  Todd G. Simpson            600, 520 - 5th Avenue SW
                                             Calgary, Alberta, Canada
                                             T2P 3R7

                  Norman R. Hess             600, 520 - 5th Avenue SW
                                             Calgary, Alberta, Canada
                                             T2P 3R7

                  Mark H. Holden             2397 Palmerston Avenue
                                             West Vancouver, British Columbia
                                             Canada,
                                             V7V 2W2

         The Board of Directors shall have sole authority to determine the number of Directors serving on the Board, and may increase or decrease the exact number of Directors from time to time by resolution duly adopted by the Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent Director.

7.       The Corporation shall have perpetual existence.

8. The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Delaware. The Board of Directors shall have the authority to make, alter or repeal the Bylaws of the Corporation.

9. Elections of the directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

10. Meetings of stockholders may be held within or without of the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


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11.      No director of the Corporation shall be personally liable to the
         Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained herein shall eliminate or limit the liability of a director of the Corporation to the extent provided by applicable laws (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct of knowing violation of law, (iii) for authorizing the payment of a dividend or repurchase of stock, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office. All references in this paragraph 11 to a director shall also be deemed to refer to such other person or persons, if any, who exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors.

12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         The undersigned, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby declare and certify that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of January, 1998.

                                                    ----------------------------
                                                    DANNY D. LOWE
                                                    INCORPORATOR


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